Exhibit 23

Simpson Manufacturing Co., Inc. and Subsidiaries

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-85662 and File No. 33-90964) and Form S-3 (File No. 333-102910) of Simpson Manufacturing Co., Inc. of our report dated January 31, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers LLP

San Francisco, California
February 21, 2003